UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

__________

Premier Exhibitions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

This Current Report on Form 8-K (this “Current Report”) is being filed in connection with the completion on November 1, 2015 (the “Closing”) of the previously announced proposed business combination contemplated by the Merger Agreement entered into as of April 2, 2015 (the “Merger Agreement”), by and among Premier Exhibitions, Inc., a Florida corporation (the “Company”), Dinoking Tech Inc., a company existing under the laws of the Province of British Columbia (“Dinoking”), 1032403 B.C. Ltd., a company existing under the laws of the Province of British Columbia and wholly-owned subsidiary of the Company (“Exchangeco”), and Mr. Daoping Bao and Ms. Nancy Brenner, the shareholders of Dinoking (the “Dinoking Shareholders”) (as described in the Merger Agreement, the “Merger” or the “Transaction”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

While the Company has not yet received notice from the Nasdaq Stock Market LLC (the “NASDAQ”), it expects that the Company’s listing application related to the Merger will be rejected based upon its failure to reach a trading price of at least $3.00 at the time of Closing. When the Company receives such notice, it intends to appeal the decision of NASDAQ.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders of the Company held on October 29, 2015 (the “Special Meeting”), the Company’s shareholders approved various matters related to the Transaction. At the Special Meeting, 3,037,944 shares of the Company’s common stock entitled to vote were represented in person or by proxy. These shares represented a quorum. The matters presented to shareholders for vote at the Special Meeting and the voting tabulation for each such matter were as follows:

1: A proposal to approve an amendment to the Company’s Articles of Incorporation to create two classes of the Special Voting Shares to be issued to the Dinoking Shareholders.

For	Against	Abstentions	Broker Non-Votes

2,838,924	195,459	3,561	0

2: A proposal to approve the issuance of shares of the Company’s common stock as consideration for the Merger, including the Merger Shares and the shares issuable upon the exchange of the Exchangeable Shares.

For	Against	Abstentions	Broker Non-Votes

2,840,233	193,966	3,745	0

3: A proposal to approve the issuance of shares of the Company’s common stock potentially issuable as Future Contingent Payments.

For	Against	Abstentions	Broker Non-Votes

2,524,159	510,041	3,744	0

4: A proposal to approve the issuance of shares of the Company’s common stock upon the conversion of the Note.

For	Against	Abstentions	Broker Non-Votes

2,838,228	195,620	4,096	0

5: A proposal to permit the Company’s board of directors to adjourn the Special Meeting, if necessary, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Special Meeting to approve any of the foregoing proposals.

For	Against	Abstentions	Broker Non-Votes

2,806,727	229,592	1,625	0

Although the fifth proposal was approved, adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve all proposals.

Item 8.01. Other Events.

On October 30, 2015, the Company issued a press release announcing the results of the special meeting of shareholders. On November 2 2015, the Company issued a press release announcing the closing of the Transaction. A copy of the press releases are attached to this Current Report as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information set forth under this Item and Exhibits 99.1 and 99.2 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Forward Looking Statements

Portions of this Current Report constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995, as amended. Additional information about risk factors that could lead to material changes in the Company’s performance is contained in the Company’s filings with the SEC and may be accessed at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 30, 2015 regarding results of shareholder special meeting.
99.2	Press Release, dated November 2, 2015 regarding transaction with Dinoking.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

	By:	/s/ Michael J. Little
Michael J. Little
Chief Financial Officer and Chief Operating Officer

Date: November 4, 2015